Exhibit 99.1

News Release
RAMBUS REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 FINANCIAL RESULTS

•	Annual revenue of $393.1 million, up 17% year over year; fourth quarter revenue of $101.9 million, up 4% year over year

•	Fourth quarter GAAP diluted net loss per share of $0.29; fourth quarter non-GAAP diluted net income per share of $0.19

•	Annual royalty revenue of $289.6 million and licensing billings of $289.6 million; fourth quarter royalty revenue of $77.9 million and licensing billings of $76.6 million

•	CryptoManager IoT Security Service selected by Cybertrust Japan, a subsidiary of Softbank Technology Corp

•	Launched GDDR6 PHY to deliver comprehensive solution with Micron, Northwest Logic and Avery Design for AI, Automotive and Networking

SUNNYVALE, Calif. - January 29, 2018 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the fourth quarter ended December 31, 2017. Total revenue for the quarter was $101.9 million, 4% higher than a year ago, with GAAP diluted net loss per share of $0.29 and non-GAAP diluted net income per share of $0.19. Total revenue for the year ended December 31, 2017 was $393.1 million, 17% higher than a year ago.

“Rambus has transitioned to focus on two key high-growth markets - the data center and the mobile edge - with a product roadmap that leverages our core competencies and key ingredient technologies to both differentiate and accelerate our position in complementary markets,” said Dr. Ron Black, chief executive officer of Rambus. “Our progress throughout 2017, with strong execution on key product programs, positions us well to deliver growth in 2018.”

Business Review

The Rambus Memory and Interface division augmented its suite of IP cores for the data center throughout the year with the announcements of 56G SerDes and High Bandwidth Memory Gen2 (HBM2) PHYs as part of our broad portfolio for data center and networking. In addition, the team announced the GDDR6 Memory PHY for Artificial Intelligence (AI), automotive and networking, with a comprehensive solution to be offered in conjunction with Micron, Northwest Logic and Avery Designs. Our chip product offering grew with the launch of the DDR4 non-volatile DIMM (NVDIMM) buffer chip and the industry’s first functional silicon of a server DIMM buffer chipset capable of achieving the speeds expected for next-generation DDR5.

Our Security division, which consists of our cryptography, mobile payments and smart ticketing businesses, extended its product and service portfolio with the launch of our Host Card Emulation (HCE) Ticket Wallet Service and white-label mobile application, the Unified Payment Platform, bringing bank-level security to retail “scan-and-go”, and the CryptoManager IoT Security Service, protecting and monitoring IoT endpoints. We continue to gain commercial traction across our products and services with committed transport pilots and retail deployments, as well as Cybertrust Japan, a subsidiary of Softbank Technology Corp, selecting the CryptoManager IoT Security Service protect their Secure IoT Platform®.

Financial Review	GAAP		Non-GAAP(1)
(In millions, except for percentages and per share amounts)	Three Months Ended December 31,		Three Months Ended December 31,
	2017	2016	2017	2016
Revenue	$101.9	$97.6	$101.9	$97.6
Total operating costs and expenses	$86.2	$97.1	$68.4	$67.5
Operating income	$15.7	$0.5	$33.5	$30.1
Operating margin	15%	1%	33%	31%
Net income (loss)	$(31.8)	$(3.4)	$21.2	$18.7
Diluted net income (loss) per share	$(0.29)	$(0.03)	$0.19	$0.16

Total cash and marketable securities	$329.4	$172.2	$329.4	$172.2
Total assets	$884.6	$783.5	$884.6	$783.5
Total stockholders’ equity	$564.9	$552.8	$564.9	$552.8

Cashflows from operations	$59.8	$33.3	$59.8	$33.3

Financial Review	GAAP		Non-GAAP(1)
(In millions, except for percentages and per share amounts)	Year Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$393.1	$336.6	$393.1	$336.6
Total operating costs and expenses	$338.7	$303.0	$269.1	$227.8
Operating income	$54.4	$33.6	$124.0	$108.8
Operating margin	14%	10%	32%	32%
Net income (loss)	$(18.5)	$6.8	$77.5	$67.9
Diluted net income (loss) per share	$(0.17)	$0.06	$0.68	$0.60

Cashflows from operations	$117.4	$92.5	$117.4	$92.5

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of Other GAAP to Non-GAAP Items” tables included below. Note that the applicable non-GAAP measures are presented and that revenue, the balance sheet items and cashflows from operations are solely presented on a GAAP basis.

2017 Revenue and Licensing Billings
(In thousands)	Quarter ended				Year ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Revenue
Royalties	$77,861	$72,787	$69,990	$68,956	$289,594
Product revenue	8,543	8,661	8,401	10,904	36,509
Contract and other revenue	15,487	17,686	16,329	17,491	66,993
Total revenue	$101,891	$99,134	$94,720	$97,351	$393,096

Licensing billings (1)	$76,611	$71,537	$72,890	$68,556	$289,594

2016 Revenue and Licensing Billings
(In thousands)	Quarter ended				Year ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Revenue
Royalties	$70,604	$68,298	$62,835	$62,877	$264,614
Product revenue	11,746	7,092	3,902	3,312	26,052
Contract and other revenue	15,209	14,465	9,764	6,493	45,931
Total revenue	$97,559	$89,855	$76,501	$72,682	$336,597

Licensing billings (1)	$64,854	$71,548	$66,604	$61,683	$264,689

(1)	Licensing billings is an operational metric that reflects amounts invoiced to our patent and technology licensing customers during the period.

Revenue for the quarter was $101.9 million due to continued strength in our licensing program. As a result of our execution in both businesses, revenue for our Memory and Interface Division was up 8% year over year and revenue for our Security Division was up 3% year over year. We had GAAP operating income of $54.4 million for the year, an increase of 62% year over year. In the fourth quarter, we had GAAP net loss per share of $0.29, related primarily to a revaluation of our deferred tax assets in conjunction with U.S. tax legislation passed in December 2017. In the fourth quarter, we had non-GAAP net income per share of $0.19, at the mid-point of our expectations.

Cash, cash equivalents, and marketable securities as of December 31, 2017 were $329.4 million, an increase of $145.7 million from September 30, 2017, mainly due to the issuance of $172.5 million aggregate principal amount of the 2023 convertible notes during the quarter and cash generated from operating activities of approximately $59.8 million, offset by the $56.8 million paid to extinguish a portion of our existing 2018 convertible notes. Adjusted EBITDA for the quarter was $36.8 million.

2018 First Quarter Outlook

Effective January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers in Accounting Standards Codification Topic 606 (“ASC 606”), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition (“ASC 605”). The Company expects the adoption of ASC 606 to materially impact the timing of revenue recognition for its fixed-fee intellectual property licensing arrangements. The Company does not expect the adoption of ASC 606 to have a material impact on its other revenue streams, cashflow from operations, or the underlying financial position of the Company.

The Company has provided its first quarter outlook under both ASC 606 and ASC 605 in order to provide additional transparency. The Company believes that providing this additional disclosure in the short term will help our investors and analysts understand the impact of the change in revenue recognition standards, especially given the material difference expected in the timing of revenue recognition for our fixed-fee licensing arrangements as mentioned above. Note that the presentation under ASC 605 is not a substitute for the new ASC 606 revenue recognition standard under GAAP applicable for the first quarter of 2018.

Additionally, the guidance below under ASC 606 and ASC 605 excludes results from our lighting division. Given that the lighting division has been roughly breakeven for the Company, this exclusion does not impact the Company’s outlook on profitability, though it does reduce revenue outlook by roughly $4.0 million for the first quarter of 2018.

2018 First Quarter Outlook under ASC 606
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$41 - $47	$41 - $47
Total operating costs and expenses	$86 - $82	$67 - $63
Operating loss	$45 - $35	$26 - $16
Diluted net loss per share	$0.34 - $0.27	$0.19 - $0.12

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the first quarter of 2018, the Company expects revenue under ASC 606 to be between $41 million and $47 million. The Company expects royalty revenue to be between $21 million and $27 million, and roughly $20 million from product, contract and other revenue. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $86 million and $82 million, and diluted net loss per share to be between $0.34 and $0.27. Additionally, the Company expects non-GAAP operating costs and expenses to be between $67 million and $63 million, and non-GAAP diluted net loss per share to be between $0.19 and $0.12. These expectations also assume non-GAAP interest and other income and expense of $2 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 110 million, and exclude stock-based compensation expense ($8 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($3 million).

2018 First Quarter Outlook under ASC 605
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$94 - $100	$94 - $100
Total operating costs and expenses	$86 - $82	$67 - $63
Operating income	$9 - $19	$27 - $37
Diluted net income per share	$0.03 - $0.09	$0.17 - $0.23

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the first quarter of 2018, the Company expects revenue under ASC 605 to be between $94 million and $100 million. The Company expects royalty revenue to be between $74 million and $80 million, and roughly $20 million from product, contract and other revenue. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $86 million and $82 million, and diluted net income per share to be between $0.03 and $0.09. Additionally, the Company expects non-GAAP operating costs and expenses to be between $67 million and $63 million, and non-GAAP diluted net income per share to be between $0.17 and $0.23. These expectations also assume non-GAAP interest and other income and expense of $2 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 114 million, and exclude stock-based compensation expense ($8 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($3 million).

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#8596527.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss), diluted net income (loss) per share and Adjusted EBITDA. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, loss on extinguishment of debt, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Purchase accounting adjustment for inventory fair value step-up. These adjustments are the result of accounting for certain business acquisitions and are excluded because such adjustments are non-recurring. Additionally, the Company excludes these expenses in order to provide better comparability between periods.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Impairment of long-lived assets. These charges consist of non-cash charges to long-lived assets and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Change in contingent consideration. This change is due to a reduction of acquisition purchase consideration. This is a non-recurring benefit that has no direct correlation to the operation of the Company's business and no cash flow impact.

Loss on extinguishment of debt. The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing its existing convertible notes and is not a reflection of the Company's ongoing operations.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for both 2017 and 2016, and 24 percent for 2018 which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.
On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software, and services span memory and interfaces, security, and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries, and service providers. Integrated into tens of billions of devices and systems, our products power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments, and smart ticketing. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding our new product and service offerings, growth for 2018 and financial guidance for the first quarter of 2018, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$225,844	$135,294
Marketable securities	103,532	36,888
Accounts receivable	25,892	21,099
Prepaids and other current assets	11,317	17,867
Inventories	5,159	5,633
Total current assets	371,744	216,781
Intangible assets, net	91,722	132,388
Goodwill	209,661	204,794
Property, plant and equipment, net	54,303	58,442
Deferred tax assets	152,651	168,342
Other assets	4,543	2,749
Total assets	$884,624	$783,496

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,614	$9,793
Accrued salaries and benefits	17,091	14,177
Deferred revenue	18,272	16,932
Convertible notes, short-term	78,451	—
Other accrued liabilities	9,414	10,399
Total current liabilities	132,842	51,301
Long-term liabilities:
Convertible notes, long-term	135,447	126,167
Long-term imputed financing obligation	37,262	38,029
Other long-term liabilities	14,188	15,217
Total long-term liabilities	186,897	179,413
Total stockholders’ equity	564,885	552,782
Total liabilities and stockholders’ equity	$884,624	$783,496

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue:
Royalties	$77,861	$70,604	$289,594	$264,614
Product revenue	8,543	11,746	36,509	26,052
Contract and other revenue	15,487	15,209	66,993	45,931
Total revenue	101,891	97,559	393,096	336,597
Operating costs and expenses:
Cost of product revenue (1)	5,901	8,748	23,783	21,329
Cost of contract and other product revenue	12,090	12,622	55,364	45,761
Research and development (1)	39,417	38,744	149,135	129,844
Sales, general and administrative (1)	28,818	25,466	110,940	95,145
Impairment of long-lived assets	—	18,300	—	18,300
Change in contingent consideration	—	(6,845)	—	(6,845)
Gain from sale of intellectual property	(54)	—	(533)	—
Gain from settlement	—	—	—	(579)
Total operating costs and expenses	86,172	97,035	338,689	302,955
Operating income	15,719	524	54,407	33,642
Interest income and other income (expense), net	893	218	1,384	1,740
Loss on extinguishment of debt	(1,082)	—	(1,082)	—
Interest expense	(3,966)	(3,248)	(13,720)	(12,745)
Interest and other income (expense), net	(4,155)	(3,030)	(13,418)	(11,005)
Income (loss) before income taxes	11,564	(2,506)	40,989	22,637
Provision for income taxes	43,331	939	59,450	15,817
Net income (loss)	$(31,767)	$(3,445)	$(18,461)	$6,820
Net income (loss) per share:
Basic	$(0.29)	$(0.03)	$(0.17)	$0.06
Diluted	$(0.29)	$(0.03)	$(0.17)	$0.06
Weighted average shares used in per share calculation
Basic	109,737	110,788	110,198	110,162
Diluted	109,737	110,788	110,198	113,140

_________
(1) Total stock-based compensation expense for the three months and years ended December 31, 2017 and 2016 are presented as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of product revenue	$25	$14	$78	$56
Research and development	$3,137	$2,639	$12,185	$9,165
Sales, general and administrative	$4,072	$3,004	$15,140	$11,792

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Operating costs and expenses	$86,172	$82,124	$97,035	$338,689	$302,955
Adjustments:
Stock-based compensation expense	(7,234)	(6,964)	(5,657)	(27,403)	(21,013)
Acquisition-related transaction costs and retention bonus expense	(30)	(47)	(197)	(248)	(3,235)
Purchase accounting adjustment for inventory fair value step-up	—	—	(1,136)	—	(2,304)
Amortization expense	(10,526)	(10,498)	(11,093)	(41,962)	(37,138)
Impairment of long-lived assets	—	—	(18,300)	—	(18,300)
Change in contingent consideration	—	—	6,845	—	6,845
Non-GAAP operating costs and expenses	$68,382	$64,615	$67,497	$269,076	$227,810

Operating income	$15,719	$17,010	$524	$54,407	$33,642
Adjustments:
Stock-based compensation expense	7,234	6,964	5,657	27,403	21,013
Acquisition-related transaction costs and retention bonus expense	30	47	197	248	3,235
Purchase accounting adjustment for inventory fair value step-up	—	—	1,136	—	2,304
Amortization expense	10,526	10,498	11,093	41,962	37,138
Impairment of long-lived assets	—	—	18,300	—	18,300
Change in contingent consideration	—	—	(6,845)	—	(6,845)
Non-GAAP operating income	$33,509	$34,519	$30,062	$124,020	$108,787

Income (loss) before income taxes	$11,564	$13,931	$(2,506)	$40,989	$22,637
Adjustments:
Stock-based compensation expense	7,234	6,964	5,657	27,403	21,013
Acquisition-related transaction costs and retention bonus expense	30	47	197	248	3,235
Purchase accounting adjustment for inventory fair value step-up	—	—	1,136	—	2,304
Amortization expense	10,526	10,498	11,093	41,962	37,138
Impairment of long-lived assets	—	—	18,300	—	18,300
Change in contingent consideration	—	—	(6,845)	—	(6,845)
Loss on extinguishment of debt	1,082	—	—	1,082	—
Non-cash interest expense on convertible notes	2,255	1,801	1,723	7,579	6,749
Non-GAAP income before income taxes	$32,691	$33,241	$28,755	$119,263	$104,531
GAAP provision for income taxes	43,331	6,236	939	59,450	15,817
Adjustment to GAAP provision for income taxes	(31,889)	5,398	9,125	(17,708)	20,769
Non-GAAP provision for income taxes	11,442	11,634	10,064	41,742	36,586
Non-GAAP net income	$21,249	$21,607	$18,691	$77,521	$67,945

Non-GAAP basic net income per share	$0.19	$0.20	$0.17	$0.70	$0.62
Non-GAAP diluted net income per share	$0.19	$0.19	$0.16	$0.68	$0.60
Weighted average shares used in non-GAAP per share calculation:
Basic	109,737	109,555	110,788	110,198	110,162
Diluted	114,341	113,119	114,060	113,899	113,140

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP effective tax rate	375%	45%	(38)%	145%	70%
Adjustment to GAAP effective tax rate	(340)%	(10)%	73%	(110)%	(35)%
Non-GAAP effective tax rate	35%	35%	35%	35%	35%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for both 2017 and 2016, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP		Non-GAAP
	Three Months Ended December 31,		Three Months Ended December 31,
	2017	2016	2017	2016
Revenue (i)	$101,891	$97,559	$101,891	$97,559
Operating income (ii)	15,719	524	33,509	30,062
Operating margin (ii/i)	15%	1%	33%	31%

	GAAP		Non-GAAP
	Year Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue (i)	$393,096	$336,597	$393,096	$336,597
Operating income (ii)	54,407	33,642	124,020	108,787
Operating margin (ii/i)	14%	10%	32%	32%

	Three Months Ended December 31,
	2017	2016

Net loss	$(31,767)	$(3,445)
Add back:
Interest and other income (expense), net	4,155	3,030
Provision for income taxes	43,331	939
Depreciation expense	3,304	3,577
Amortization expense	10,526	11,093
EBITDA (1)	$29,549	$15,194
Adjustments:
Stock-based compensation expense	7,234	5,657
Acquisition-related transaction costs and retention bonus expense	30	197
Purchase accounting adjustment for inventory fair value step-up	—	1,136
Impairment of long-lived assets	—	18,300
Change in contingent consideration	—	(6,845)
Adjusted EBITDA (2)	$36,813	$33,639

(1)
EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income (loss). EBITDA is net income (loss) adjusted for net interest and other income (expense), income taxes, and depreciation and amortization. It should not be considered as an alternative to net income computed under GAAP.

(2)	Adjusted EBITDA excludes the impact of other non-GAAP adjustments indicated in the above tables.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

2018 First Quarter Outlook under ASC 606	Three Months Ended March 31, 2018
	Low	High

Forward-looking operating costs and expenses	$85.5	$81.5
Adjustments:
Stock-based compensation expense	(7.5)	(7.5)
Amortization expense	(11.0)	(11.0)
Forward-looking Non-GAAP operating costs and expenses	$67.0	$63.0

Forward-looking operating loss	$(44.5)	$(34.5)
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.0	11.0
Forward-looking Non-GAAP operating loss	$(26.0)	$(16.0)

Forward-looking loss before income taxes	$(48.9)	$(38.9)
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.0	11.0
Non-cash interest expense on convertible notes	2.7	2.7
Forward-looking Non-GAAP loss before income taxes	$(27.7)	$(17.7)
Forward-looking GAAP benefit from income taxes	(11.7)	(9.3)
Adjustment to forward-looking GAAP benefit from income taxes	5.1	5.1
Forward-looking Non-GAAP benefit from income taxes	(6.6)	(4.2)
Forward-looking Non-GAAP net loss	$(21.1)	$(13.5)

Forward-looking Non-GAAP basic net loss per share	$(0.19)	$(0.12)
Forward-looking Non-GAAP diluted net loss per share	$(0.19)	$(0.12)
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	110.0	110.0
Diluted	110.0	110.0

2018 First Quarter Outlook under ASC 605 (1)	Three Months Ended March 31, 2018
	Low	High

Forward-looking operating costs and expenses	$85.5	$81.5
Adjustments:
Stock-based compensation expense	(7.5)	(7.5)
Amortization expense	(11.0)	(11.0)
Forward-looking Non-GAAP operating costs and expenses	$67.0	$63.0

Forward-looking operating income	$8.5	$18.5
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.0	11.0
Forward-looking Non-GAAP operating income	$27.0	$37.0

Forward-looking income before income taxes	$4.1	$14.1
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.0	11.0
Non-cash interest expense on convertible notes	2.7	2.7
Forward-looking Non-GAAP income before income taxes	$25.3	$35.3
Forward-looking GAAP provision for income taxes	1.0	3.4
Adjustment to forward-looking GAAP provision for income taxes	5.1	5.1
Forward-looking Non-GAAP provision for income taxes	6.1	8.5
Forward-looking Non-GAAP net income	$19.2	$26.8

Forward-looking Non-GAAP basic net income per share	$0.17	$0.24
Forward-looking Non-GAAP diluted net income per share	$0.17	$0.23
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	110.0	110.0
Diluted	114.4	114.4

(1)	See “2018 First Quarter Outlook” above for an explanation of the presentation of this ASC 605 outlook.